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                                                                   EXHIBIT 10.37

                                VIEWLOCITY, INC.


                         ===============================

                          SECURITIES PURCHASE AGREEMENT

                         ===============================


                         10.0% Senior Subordinated Notes

                                       and

                        Warrants to Purchase Common Stock

                             As of December 5, 2000

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                                TABLE OF CONTENTS

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ARTICLE I PURCHASE, SALE AND TERMS OF SECURITIES                                  1

    1.1     The Senior Subordinated Notes and Warrants to Purchase
            Common Stock..........................................................1
    1.2     The Warrant Shares....................................................1
    1.3     Sale of Securities....................................................1
    1.4     The Closing...........................................................1
    1.5     Use of Proceeds.......................................................2
    1.6     Representations, Warranties, and Covenants by the Purchasers..........2
    1.7     Repayments and Prepayments............................................4

ARTICLE II CONDITIONS TO THE PURCHASERS' OBLIGATION                               5

    2.1     Any Securities........................................................5

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY                         7

    3.1     Organization and Standing.............................................7
    3.2     Corporate Action......................................................7
    3.3     Governmental Approvals................................................8
    3.4     Litigation............................................................8
    3.5     Certain Agreements of Officers and Key Employees......................8
    3.6     Compliance with Other Instruments.....................................8
    3.7     Material Contracts....................................................9
    3.8     ERISA.................................................................10
    3.9     Transactions with Affiliates..........................................10
    3.10    Assumptions or Guaranties of Indebtedness of Other Persons............10
    3.11    Investments in Other Persons..........................................10
    3.12    Securities Laws.......................................................10
    3.13    Disclosure............................................................10
    3.14    Brokers or Finders....................................................11
    3.15    Capitalization; Status of Capital Stock...............................11
    3.16    Registration Rights...................................................12
    3.17    Books and Records.....................................................12
    3.18    Title to Assets; Intellectual Property................................12
    3.19    Payment of Taxes......................................................13
    3.20    Financial Statements..................................................13
    3.21    No Undisclosed Liabilities............................................13
    3.22    Technology............................................................13
    3.23    Indebtedness..........................................................14
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    3.24    Private Offering......................................................14

ARTICLE IV COVENANTS OF THE COMPANY                                               14

    4.1     Affirmative Covenants of the Company Other Than Reporting
            Requirements..........................................................14
    4.2     Negative Covenants of the Company.....................................17
    4.3     Reporting Requirements................................................19

ARTICLE V REMEDIES ON DEFAULT                                                     21

    5.1     Acceleration..........................................................21
    5.2     No Waivers or Election of Remedies, Expenses, etc.....................21

ARTICLE VI DEFINITIONS AND ACCOUNTING TERMS                                       22

    6.1     Certain Defined Terms.................................................22
    6.2     Accounting Terms......................................................30
    6.3     Knowledge.............................................................30

ARTICLE VII FORM, REGISTRATION, TRANSFER AND EXCHANGE OF SECURITIES;
    LOST SECURITIES                                                               30

    7.1     Generally.............................................................30
    7.2     Other Transfers.......................................................31
    7.3     Further Assurances....................................................31

ARTICLE VIII                                                                      31

    8.1     Grant of Right of First Refusal.......................................31
    8.2     Notice of Acceptance..................................................32
    8.3     Conditions to Acceptances and Purchase................................33
    8.4     Further Sale..........................................................33
    8.5     Termination of Right of First Refusal.................................33
    8.6     Exception.............................................................34

ARTICLE IX MISCELLANEOUS                                                          34

    9.1     No Waiver; Cumulative Remedies........................................34
    9.2     Amendments, Waivers and Consents......................................35
    9.3     Addresses for Notices.................................................35
    9.4     Costs, Expenses and Taxes.............................................36
    9.5     Binding Effect; Assignment............................................36
    9.6     Survival of Representations and Warranties............................36
    9.7     Prior Agreements......................................................36
    9.8     Severability..........................................................36
    9.9     Governing Law; Jury Waiver............................................36
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    9.10    Headings                                                              37
    9.11    Counterparts; Telefacsimile...........................................37
    9.12    Further Assurances....................................................37
    9.13    Confidentiality.......................................................37
    9.14    Indemnification.......................................................38
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SCHEDULES:

Schedule I           List of Purchasers

EXHIBITS

Exhibit 1.1A         Form of Note
Exhibit 1.1B         Form of Warrant
Exhibit 1.6(b)       Accredited Investor/Qualified Institutional Buyer
Exhibit 2.2(k)       Opinion of Counsel
Exhibit 3.1          Foreign Qualifications
Exhibit 3.4          Litigation
Exhibit 3.7          Material Contracts
Exhibit 3.8          ERISA
Exhibit 3.9          Transactions with Affiliates
Exhibit 3.11         Investments in Other Persons
Exhibit 3.13         Knowledgeable Persons
Exhibit 3.14         Broker's Fees
Exhibit 3.15         Capitalization; Status of Capital Stock
Exhibit 3.16         Registration Rights
Exhibit 3.18(b)      Intellectual Property
Exhibit 3.18(c)      Compensation for use of Intellectual Property Rights
Exhibit 3.19         Taxes
Exhibit 3.20(a)      Audited Financials
Exhibit 3.20(b)      Unaudited Financials
Exhibit 3.21         Permitted Indebtedness
Exhibit 3.22         Technology
Exhibit 3.23         Senior Indebtedness
Exhibit 3.24         Securities Issuances
Exhibit P-1          Permitted Liens

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            This SECURITIES PURCHASE AGREEMENT, dated as of December 5, 2000
(this "AGREEMENT"), is entered into among VIEWLOCITY, INC., a Delaware corporation ("COMPANY"), with its chief executive office located at 3475 Piedmont Road, Suite 1700, Atlanta, Georgia 30305, and each of the Persons identified on SCHEDULE I attached hereto (each a "PURCHASER," collectively, the "PURCHASERS").

                                    ARTICLE I

                     PURCHASE, SALE AND TERMS OF SECURITIES

     1.1    THE SENIOR SUBORDINATED NOTES AND WARRANTS TO PURCHASE COMMON
STOCK. The Company has authorized the issuance and sale to each Purchaser or its nominee or designee of the Company's (i) senior subordinated notes (herein, together with any such notes that may be issued hereunder in substitution or exchanged therefor, each a "NOTE" and collectively, the "NOTES"), in an aggregate principal amount of up to $10,000,000, to be dated the date of issuance thereof, to mature December 5, 2005, to bear interest on the unpaid balances thereof from the date thereof until the principal thereof shall be paid in full at the rate of 10.0% per annum, based upon a 365 day year for actual days elapsed, and to be substantially in the form attached hereto as EXHIBIT 1.1A, and (ii) warrants for the purchase of the Company's Common Stock, $.01 par value per share ("COMMON STOCK"), which are to have the terms and provisions set forth in the form of Warrant attached hereto as EXHIBIT 1.1B (the "WARRANTS"). All of the Notes shall be identical in all respects other than their respective principal amounts, the dates of issuance and the names of the registered holders. All of the Warrants shall be identical in all respects other than the number of shares of Common Stock which may be purchased thereunder, the dates of issuance and the names of the registered holders. The Notes and the Warrants are sometimes referred to herein as the "SECURITIES."

     1.2 THE WARRANT SHARES. The Company has authorized and reserved, and covenants to continue to reserve, free of preemptive rights and other preferential rights, a sufficient number of its previously authorized but unissued shares of Common Stock issuable upon exercise of the Warrants. Any shares of Common Stock issuable upon exercise of the Warrants, and such shares when issued, are herein referred to as the "WARRANT SHARES."

     1.3    SALE OF SECURITIES.

            At the Closing, the Company, agrees to issue to each Purchaser, and each Purchaser, severally and not jointly, agrees to acquire from the Company the Notes and Warrants set forth opposite such Purchaser's name on SCHEDULE I hereto. The aggregate purchase price of the Securities being purchased by each Purchaser is set forth opposite such Purchaser's name on SCHEDULE I.

     1.4 THE CLOSING. This Agreement shall become effective upon the execution and delivery hereof by the Company and each Purchaser (such date, the "CLOSING"). Upon the satisfaction of all of the conditions precedent to the purchase of the Securities by the

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Purchasers set forth in ARTICLE II herein, the Company will issue and deliver the Notes and Warrants to be sold to each of the Purchasers (or its nominee or designee) against payment of the full purchase price therefor by wire transfer of immediately available funds to an account designated by the Company.

     1.5 USE OF PROCEEDS. The Company shall use the proceeds from the sale of the Securities for working capital and general corporate purposes.

     1.6    REPRESENTATIONS, WARRANTIES, AND COVENANTS BY THE PURCHASERS.

                    (a) Each of the Purchasers represents and warrants, severally, but not jointly, that (a) it will acquire the Securities to be acquired by it for its own account and that the Securities are being and will be acquired by it for the purpose of investment and not with a view to distribution or resale thereof; (b) the execution of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Purchaser; (c) this Agreement has been duly executed and delivered, and constitutes a valid, legal, binding and enforceable agreement of such Purchaser; (d) it has taken no action which would give rise to any claim by any other person for any brokerage commissions, finders' fees or the like relating to this Agreement or the transactions contemplated hereby; (e) such Purchaser has had the opportunity to ask questions of and receive answers from representatives of the Company concerning the terms of the offering of the Securities and to obtain additional information concerning the Company and its business; and (f) such Purchaser has the ability to evaluate the merits and risks of an investment in the Securities and can bear the economic risks of such investment. Each Purchaser represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement. The acquisition by each Purchaser of the Securities acquired by it shall constitute a confirmation of the representations and warranties made by each such Purchaser as at the date of such acquisition. Each Purchaser further represents that it understands and agrees that no public market now exists for any of the Securities or the Warrant Shares, that there is no assurance that a public market will ever exist for the Securities or the Warrant Shares, and that until registered under the Securities Act or transferred pursuant to the provisions of Rule 144 as promulgated by the Commission, all Securities and certificates evidencing any of the Warrant Shares, whether upon initial issuance or upon any transfer thereof, shall bear a legend, prominently stamped or printed thereon, reading substantially as follows:

               "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR THE

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               AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF
               THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS."

                    (b) ACCREDITED INVESTOR/QUALIFIED INSTITUTIONAL BUYER. Each Purchaser further represents and warrants severally, but not jointly, that
(a) such Purchaser was not formed for the sole purpose of consummating the transactions contemplated by this Agreement or any of the other Financing Documents, (b) as reflected on EXHIBIT 1.6(b) attached hereto, such Purchaser is either (i) a "Qualified Institutional Buyer" as that term is defined in Rule 144A promulgated under the Securities Act, or (ii) an "Accredited Investor" as such term is defined in Rule 501(a) promulgated under the Securities Act, and
(c) in the case of any Purchaser that is an Accredited Investor, such Purchaser is a large institutional Accredited Investor.

                    (c) NO GENERAL SOLICITATION. Each Purchaser further represents and warrants severally, but not jointly, that (a) no form of general solicitation or general advertising (within the meaning of Rule 502(c) of Regulation D under the Securities Act) has been relied upon by such Purchaser in connection with the offer and sale of the Securities or the Warrant Shares by the Company to such Purchaser, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising, (b) such Purchaser has not relied upon the Company's registration statement on Form S-1 (the "REGISTRATION STATEMENT"), pursuant to which the Company plans to effect a Qualifying Public Offering, in connection with the Company's offer and sale of the Securities or the Warrant Shares to such Purchaser, (c) such Purchaser did not become aware of the Company as a result of the filing of the Registration Statement with the Securities and Exchange Commission, and (d) such Purchaser or its affiliate has had business contacts with the Company since November 1999.

                    (d) VCOC AND TERM OF RIGHTS HEREUNDER. WestBridge represents that it is required by the terms of its governing instrument to operate as a venture capital operating company within the meaning of Department of Labor Regulations Section 2510.3-101. WestBridge agrees that the rights granted pursuant SECTIONS 4.1(h)(i) and (ii) hereof shall be of no force or effect upon the earlier of (1) the consummation of the sale of the Company's securities pursuant to a registration statement filed by the Company under the Securities Act in connection with the firm commitment underwritten offering of its securities to the general public; or (2) such date as WestBridge, or any affiliate, does not own, directly or indirectly any Notes, Warrants, or capital stock of the Company.

                    (e) PROTECTION OF CONFIDENTIAL INFORMATION. WestBridge, and any designee or representative of WestBridge, agrees to hold in confidence and trust any confidential information provided to or learned by it in connection with the rights granted under SECTION 4.1(h), or otherwise, in accordance with SECTION 9.13. WestBridge agrees to

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cause each such designee or representative to execute the Company's standard form of nondisclosure agreement providing for nondisclosure of the Company's proprietary information. The confidentiality provisions of this SECTION 1.3(e) shall survive any termination of the rights granted pursuant to SECTIONS 4.1(h)(i) and (ii) hereof.

     1.7    REPAYMENTS AND PREPAYMENTS.

                    (a) PRINCIPAL AND INTEREST. The unpaid principal balance of the Notes, in each case, together with any and all interest accrued and unpaid thereon, automatically and unconditionally shall be due and payable in full on the Maturity Date. Interest on the unpaid principal balance of the Notes (computed on the basis of a 365-day year for actual days elapsed) shall be payable from and including the date thereof on the unpaid principal balance thereof outstanding from time to time at the rate of 10.0% per annum until the entire principal balance thereof and all interest accrued thereunder is paid in full. Such interest is to be compounded annually and added to the principal amount of the Notes on December __ of each year commencing December __, 2001, and on the Maturity Date. Any payment on or in respect of the Notes shall be made by cashiers check or by wire transfer of immediately available funds, in currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at such address or to such account, as applicable, as shall be designated to the Company by the holders of the Notes.

                    (b) OPTIONAL PREPAYMENT. The Notes shall be subject to prepayment, at the option of the Company, in whole or in part at any time and from time to time. To exercise such right of prepayment, the Company must provide the holders of the Notes with a written notice of any such prepayment at least 10 Business Days, but not more than 25 Business Days, prior to the proposed prepayment date, which notice shall specify the proposed prepayment date (such date the "OPTIONAL PREPAYMENT DATE"). On the Optional Prepayment Date, the Company shall be obligated to prepay the portion of the principal of the Notes, on a pro rata basis, that the Company has specified is to be prepaid on such date plus accrued and unpaid interest on such principal amount to the date of the prepayment, in full. Any such prepayment shall be made by cashiers check or by wire transfer of immediately available funds, in currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at such address or to such account, as applicable, as shall be designated to the Company by the holders of the Notes. In addition, the Company may terminate this Agreement at any time that no principal, interest, or other amounts payable in respect of the Notes shall be outstanding by providing the holders of the Notes written notice of such termination; provided, however, that such termination shall not affect any Purchaser's obligations pursuant to SECTION 9.13 hereof.

                    (c) APPORTIONMENT OF PREPAYMENTS. Partial prepayments shall first be applied to accrued and unpaid interest, and then principal. Any prepayment shall be allocated among the Notes so that the amount prepaid with respect to the Notes is PRO RATA based upon the then aggregate outstanding principal thereof.

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                    (d)     PURCHASE OF NOTES. The Company immediately will
cancel all Notes acquired by the Company (whether pursuant to any payment, prepayment, or purchase of Notes pursuant to any provision of this Agreement, or otherwise), and no Notes may be issued in substitution or exchange for any such Notes. If, the foregoing notwithstanding, the Company shall fail to cancel such Notes then, such Notes shall be deemed not to be outstanding for any purpose under this Agreement.

                                   ARTICLE II

                    CONDITIONS TO THE PURCHASERS' OBLIGATION

     2.1 ANY SECURITIES The obligation of any Purchaser to purchase and pay for the Securities to be purchased by it is subject to the satisfaction of the following conditions, each of which shall have been satisfied within 30 days of the Closing:

            2.1.1 REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Company set forth in ARTICLE III hereof shall be true and correct on the date of the Closing and as of the Funding Date.

            2.1.2 DOCUMENTATION. The Purchasers shall have received all of the following documents or instruments, or evidence of completion thereof, each in full force and effect and otherwise in form and substance satisfactory to the Purchasers and their counsel:

                    (a)     this Agreement.

                    (b)     the Notes.

                    (c)     the Warrants.

                    (d)     the Rights Agreement.

                    (e)     the VCOC Letter.

                    (f)     [intentionally omitted].

                    (g)     the Subordination Agreement.

                    (h)     the Acknowledgement.

                    (i) A copy of the Certificate of Incorporation of the Company (the "CERTIFICATE OF INCORPORATION"), certified by the Secretary of State of the State of Delaware, a copy of the resolutions of the Board of Directors evidencing approval of this Agreement, the issuance of the Notes and the Warrants and the other matters contemplated hereby, and a copy of the By-laws of the Company, all of which shall have been certified by the Secretary of the Company to be true, complete and correct copies thereof, and certified copies of all

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documents evidencing other necessary corporate or other action and governmental approvals obtained by the Company, if any, with respect to this Agreement and the Securities.

                    (j)     [intentionally omitted]

                    (k) The opinion of Morris, Manning & Martin, LLP, counsel to the Company, in the form of EXHIBIT 2.2(k) attached hereto.

                    (l) A certificate of the Secretary of the Company which shall certify the names of the officers of the Company authorized to sign this Agreement, the certificates for the Notes and the Warrants and the other documents, instruments or certificates to be delivered pursuant to this Agreement by the Company or any of its officers, together with the true signatures of such officers. The Purchasers may conclusively rely on such certificate until they shall receive a further certificate of the Secretary or an Assistant Secretary of the Company canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate.

                    (m) A certificate of the President of the Company stating that the representations and warranties of the Company contained in
ARTICLE III hereof and in the other Financing Documents are true and correct and that all conditions required to be performed prior to or at the Closing have been performed as of the Closing.

                    (n) Certificates of Good Standing for the Company from the Secretaries of State of the state of Delaware and Georgia, and each other jurisdiction in which the failure to be duly qualified or licensed would result in a Material Adverse Effect upon the Company and its Subsidiaries, in each case, dated within 10 days of the Closing.

                    (o) The purchase price of the securities shall be wired transferred to a bank account established by the company and maintained by an office of a bank located within the state of California.

                    (p) The Company shall have paid all of the costs and expenses identified in SECTION 9.4 to the extent invoices therefor have been presented to the Company as of the Closing.

                    (q) The Purchasers shall have received such evidence as the Purchasers shall require demonstrating that the Company shall have received all licenses, approvals or evidence of other actions required by any governmental authority in connection with the execution and delivery by the Company of this Agreement or any of the other Financing Documents or with the consummation of the transactions contemplated hereby and thereby.

            2.1.3 CONSENTS, WAIVERS, ETC. Prior to the Closing, the Company shall have obtained all consents, waivers, or amendments to existing transaction documents, if any, that are necessary to execute and deliver this Agreement, issue the Notes and the Warrants and to carry out the transactions contemplated hereby and thereby. All such consents and waivers

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shall be in full force and effect. All corporate and other actions and governmental filings necessary to effectuate the terms of this Agreement, the Notes and the Warrants and other agreements and instruments executed and delivered by the Company in connection herewith shall have been made or taken, except for any post-sale filing that may be required under federal or state securities laws. In addition to the documents set forth above, the Company shall have provided to the Purchasers any other information or copies of documents that they may reasonably request.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            The Company hereby represents and warrants to each of the Purchasers as follows as of the date hereof and as of the Funding Date:

     3.1 ORGANIZATION AND STANDING. The Company is a duly organized and validly existing corporation in good standing under the corporate laws of the State of Delaware and has all requisite corporate power and authority for the ownership and operation of its properties and for the carrying on of its business as now conducted or as now proposed to be conducted. The Company is duly licensed or qualified and in good standing as a foreign corporation authorized to do business in all jurisdictions wherein the character of the property owned or leased, or the nature of the activities conducted, by it makes such licensing or qualification necessary as set forth in EXHIBIT 3.1, except where the failure to so qualify could not reasonably be expected to have a material adverse effect on the business, operations, properties or condition of the Company and its Subsidiaries taken as a whole, or which might call into question the validity of this Agreement, any of the Securities, or any action taken or to be taken pursuant hereto or thereto (a "MATERIAL ADVERSE EFFECT").

     3.2 CORPORATE ACTION. The Company has all necessary corporate power and has taken all corporate action required to enter into and perform this Agreement, the Notes, the Warrants, the Rights Agreement, and any other agreements and instruments executed in connection herewith (collectively, the "FINANCING DOCUMENTS"). The Financing Documents are valid and binding obligations of the Company, enforceable in accordance with their terms except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether enforcement is sought by proceedings in equity or at law). The issuance, sale and delivery of the Securities in accordance with this Agreement and the issuance, sale and delivery of the Warrant Shares have been duly authorized and reserved for issuance by all necessary corporate action on the part of the Company. Sufficient authorized but unissued shares of Common Stock have been reserved by appropriate corporate action in connection with the prospective exercise of the Warrants, and the issuance of the Securities is not, and the issuance of the Warrant Shares upon the exercise of the Warrants will not be, subject to preemptive rights or other preferential rights in any present stockholders of the Company and will not conflict with any provision of any contract set forth on EXHIBIT 3.7.

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     3.3    GOVERNMENTAL APPROVALS. Except for the filing of any notice subsequent to the Closing that may be required under applicable state and/or federal securities laws (which, if required, shall be filed on a timely basis and a copy of which shall be provided to the Purchasers and their counsel), no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for the execution and delivery by the Company of this Agreement, for the offer, issue, sale and delivery of the Securities and the Warrant Shares, or for the performance by the Company of its obligations under any of the Financing Documents.

     3.4 LITIGATION. Except as set forth in EXHIBIT 3.4, there is no litigation or governmental proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company affecting any of its respective properties or assets, or against any officer or Key Employee relating to such person's performance of duties for the Company. The Company is not in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other governmental agency specifically naming the Company or an officer of the Company. Except as set forth in EXHIBIT 3.4, there are no actions or proceedings pending or, to the knowledge of the Company, threatened against the Company which could reasonably be expected to result, either in any case or in the aggregate, in any Material Adverse Effect. The foregoing sentences include, without limiting their generality, actions pending or, to the knowledge of the Company, threatened, involving the prior employment of any of the Company's officers or employees (including any Key Employees) or their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers.

     3.5    CERTAIN AGREEMENTS OF OFFICERS AND KEY EMPLOYEES.

                    (a) To the knowledge of the Company, no officer or Key Employee of the Company is in violation of any term of any employment contract, patent disclosure agreement, proprietary information agreement, noncompetition agreement, or any other contract or agreement or any restrictive covenant relating to the employment of any such officer or Key Employee by the Company, the nature of the business conducted or to be conducted by the Company or relating to the use of trade secrets or proprietary or confidential information of others. The Company has no reason to believe that the employment of the Company's officers and Key Employees will subject the Company or any Purchaser to any liability to third-parties. The Company has entered into Nonsolicitation Agreements and Invention and Nondisclosure Agreements with each of its employees.

                    (b) To the knowledge of the Company, no officer of the Company nor any Key Employee of the Company whose termination, either individually or in the aggregate, would have a Material Adverse Effect, has expressed any present intention of terminating his employment with the Company.

     3.6 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is in compliance in all respects with the terms and provisions of this Agreement and of its Certificate of

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Incorporation and By-laws, and in all material respects with the terms and provisions of all contracts listed on EXHIBIT 3.7. The Company is in compliance with (a) all judgments, decrees, or governmental orders by which it is bound or to which any of its properties or assets are subject, and (b) all statutes, rules or regulations by which it is bound or to which any of its properties or assets are subject except to the extent where the failure to comply would not have a Material Adverse Effect. Neither the execution and delivery of this Agreement or the issuance of the Securities, nor the consummation of any transaction contemplated by this Agreement, has constituted or resulted in or will constitute or result in a default or violation of any term or provision of any of the foregoing documents, instruments, judgments, agreements, decrees, orders, statutes, rules and regulations.

     3.7    MATERIAL CONTRACTS.

                    (a) Except as set forth on EXHIBIT 3.7, neither the Company nor any of its properties or assets is a party to or bound by any (i) contract not made in the ordinary course of business, or involving a commitment or payment by the Company in excess of $50,000 or, in the Company's belief, otherwise material to the business of the Company; (ii) contract among stockholders or granting a right of first refusal or for a partnership or a joint venture or for the acquisition, sale or lease of any assets or capital stock of the Company or any other Person or involving a sharing of profits;
(iii) mortgage, pledge, conditional sales contract, security agreement, factoring agreement or other similar contract with respect to any real or tangible personal property of the Company; (iv) loan agreement, credit agreement, promissory note, guarantee, subordination agreement, letter of credit or any other similar type of contract; (v) contract with any governmental agency; or (vi) binding commitment or agreement to enter into any of the foregoing. The Company has delivered or otherwise made available to the Purchasers true, correct and complete copies of the contracts listed on EXHIBIT
3.7 (except as noted thereon), together with all amendments, modifications, supplements or side letters affecting the obligations of any party thereunder.

                    (b) (i) Each of the contracts listed on EXHIBIT 3.7 is valid and enforceable in accordance with its terms (except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether enforcement is sought by proceedings in equity of at law)), and there is no default under any contract listed on EXHIBIT 3.7 by the Company or, to the knowledge of the Company, by any other party thereto, and no event has occurred that with. the lapse of time or the giving of notice or both would constitute a default thereunder except where such default, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, and (ii) no previous or current party to any contract has given written notice to the Company of or made a written claim with respect to any breach or default thereunder and the Company has no knowledge of any notice of or claim with respect to any such breach or default.

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                    (c)     With respect to the contracts listed on EXHIBIT 3.7
that were assigned to the Company by a third party, all necessary consents to such assignment have been obtained.

     3.8 ERISA. Except as set forth on EXHIBIT 3.8, neither the Company, nor any of its Subsidiaries, maintains or contributes to, nor has any present intention to establish, any employee pension benefit plans for its employees that would be subject to ERISA.

     3.9 TRANSACTIONS WITH AFFILIATES. Except as set forth on EXHIBIT 3.9, as contemplated hereby or consented to by the Purchasers in accordance with this Agreement, there are no loans, leases, royalty agreements or other continuing transactions in excess of $50,000 or, in the Company's judgment, otherwise material to the operations of the Company, between any officer, employee or director of the Company or any Person owning 5% or more of any class of capital stock of the Company, officer, employee, director or stockholder or any corporation or other entity controlled by such officer, employee, director or stockholder or a member of the immediate family of such officer, employee, director or stockholder.

     3.10 ASSUMPTIONS OR GUARANTIES OF INDEBTEDNESS OF OTHER PERSONS. The Company has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable on (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss), any indebtedness of any other Person.

     3.11 INVESTMENTS IN OTHER PERSONS. Except as set forth on EXHIBIT 3.11, the Company has not made any loan or advance to any Person in excess of $50,000 or, in the Company's judgment, otherwise material to the operations of the Company, which is outstanding on the date of this Agreement, nor is it committed or obligated to make any such loan or advance, nor does the Company own any capital stock, assets comprising the business of, obligations of, or any interest in, any Person except as disclosed in this Agreement. The Company's total Investment in its Subsidiaries, taken as a whole, does not exceed $45,000,000.

     3.12 SECURITIES LAWS. Except for the filing of any notice subsequent to the Closing that may be required under applicable state and/or federal securities laws, the Company has complied with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities. Prior to the Closing, neither the Company, nor any of its Subsidiaries, nor anyone acting on its behalf has sold, offered to sell or solicited offers to buy the Securities or similar securities to, or solicit offers with respect thereto from, or entered into any preliminary conversations or negotiations relating thereto with, any Person, so as to bring the issuance and sale of the Securities under the registration provisions of the Securities Act and applicable state securities laws.

     3.13 DISCLOSURE. Neither this Agreement nor any other agreement, document, certificate or written statement furnished to the Purchasers or their counsel by or on behalf of the Company in connection with the transactions contemplated hereby contains any untrue

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statement of a material fact or omits to state a material fact relating directly to the Company necessary in order to make the statements contained herein or therein not misleading. There is no fact within the Knowledge of the Company (as hereinafter defined) which has not been disclosed herein or in writing to the Purchasers and which taken by itself would constitute a circumstance having a Material Adverse Effect. As used herein, "Knowledge of the Company" shall mean the actual knowledge of the Persons set forth on EXHIBIT 3.13.

     3.14 BROKERS OR FINDERS. Except as set forth on EXHIBIT 3.14, no Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Company for any commission, fee or other compensation as a finder or broker because of any act or omission by the Company or any of their respective agents.

     3.15 CAPITALIZATION; STATUS OF CAPITAL STOCK. (a) Set forth on EXHIBIT 3.15, is a complete and accurate description of the authorized capital stock of the Company, by class, and as of the Closing, a description of the number of shares of each such class that are issued and outstanding. All the outstanding shares of capital stock of the Company have been duly authorized, and are validly issued, fully paid and non-assessable. The Warrant Shares, when issued and delivered in accordance with the terms hereof and after payment of the purchase price therefor, will be duly authorized, validly issued, fully-paid and non-assessable.

            (b) Set forth on EXHIBIT 3.15 is a complete and accurate list of the Company's direct and indirect Subsidiaries showing: (i) the jurisdiction of their formation; (ii) the number of shares of each class of common and preferred stock authorized for each of such Subsidiaries; and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by the Company. All of the issued and outstanding capital stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

            (c) Except as otherwise set forth in EXHIBIT 3.15, no options, warrants, subscriptions or purchase rights of any nature to acquire from the Company, or from any of its Subsidiaries, shares of capital stock or other securities are authorized, issued or outstanding, nor is the Company or any of its Subsidiaries obligated in any other manner to issue shares of its capital stock or other securities except as contemplated by this Agreement.

            (d) Except as set forth in EXHIBIT 3.15, there are no restrictions on the transfer of shares of capital stock of the Company other than those imposed by relevant federal and state securities laws and as otherwise contemplated by this Agreement, the Certificate of Incorporation, the Stockholders Agreement, the Second Series E Convertible Preferred Stock Purchase Agreement, dated as of June 22, 2000, as amended, by and between the Company and the Purchasers (as defined therein) listed on the signature pages thereto (the "SECOND SERIES E PREFERRED STOCK PURCHASE AGREEMENT"), lock up agreements by and between certain shareholders of the Company and the underwriters of the Company's planned Qualifying Public Offering, and the Rights Agreement. Other than as provided in this Section, there are no agreements, understandings, trusts or other collaborative arrangements or understandings concerning the voting of the capital stock of the Company. The offer and sale of all capital stock and other securities of the Company issued before the Closing complied with or were exempt from all applicable federal and state securities laws and no stockholder has a right of rescission with respect thereto.

     3.16 REGISTRATION RIGHTS. Except as set forth in EXHIBIT 3.16 and except for the rights granted to the Purchasers and certain other parties pursuant to the Rights Agreement, no Person has demand or other rights to cause the Company or any of its Subsidiaries to file any registration statement under the Securities Act relating to any securities of the Company or any securities of its Subsidiaries, or any right to participate in any such registration statement.

     3.17 BOOKS AND RECORDS. The books of account, ledgers, order books, records and documents of the Company and each of its Subsidiaries accurately and completely reflect in all material respects all material information relating to the business of the Company and its Subsidiaries, the location and collection of its assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or its Subsidiaries.

     3.18   TITLE TO ASSETS; INTELLECTUAL PROPERTY.

                    (a) The Company and each of its Subsidiaries has good and marketable title in fee to such of its fixed assets, if any, as are real property, and good and marketable title to all of its other assets and properties, free of any Liens other than Permitted Liens. The Company and each of its Subsidiaries enjoys peaceful and undisturbed possession under all leases under which it is operating, and all said leases are valid and subsisting and in full force and effect.

                    (b) The Company does not know of any claim, previously asserted, pending, or threatened against the Company or any of its Subsidiaries ("CLAIM") that would interfere with, or adversely impact upon, the Company's or its Subsidiaries' unencumbered right to use, make, sell, license, distribute, promote, apply, develop and make derivative works of ("USE"), the patents, patent rights, permits, licenses, trade secrets, trademarks (registered or unregistered), trademark rights, trade names, trade name rights, franchises, copyrights (registered or unregistered), inventions (regardless of whether patentable or not), software, confidential information, innovations and other intellectual property rights being used to conduct their business as now operated and as now proposed to be operated, or in the development, manufacture, use, distribution or licensing of the Company's or its Subsidiaries' proprietary technology, information, products, processes, or services (collectively, the "INTELLECTUAL PROPERTY RIGHTS") (a list of all material patents, trademarks, trade names, permits, and licenses in Use by the Company and its Subsidiaries is attached hereto as EXHIBIT 3.18(b)); and the Company does not have any reason to believe that the Use of the Intellectual Property Rights infringes, conflicts or will conflict with valid rights of any other Person. No claim is known by the Company to be pending or threatened to the effect that, and the Company has no reason to believe that, any such Intellectual Property Right is invalid or unenforceable by the Company, any of its Subsidiaries, or its licensor. Except as set forth in EXHIBIT 3.18(c), neither the Company nor any of its Subsidiaries has any obligation to compensate any Person for the use of any such Intellectual Property Rights, and except in the ordinary course of business or as set forth in EXHIBIT 3.18(c), neither the Company nor any of its Subsidiaries has granted any Person any license or other rights to use in any manner any of the Intellectual Property Rights of the Company or any Subsidiary thereof, whether requiring the payment of royalties or not.

     3.19 PAYMENT OF TAXES. Except to the extent permitted by SECTION 4.1(a) hereof and except as set forth on EXHIBIT 3.19 attached hereto, (a) all tax returns and reports of the Company and its Subsidiaries required to be filed by them have been duly and timely filed, and (b) all taxes, assessments, fees, and other governmental charges upon the Company or its Subsidiaries, or upon their respective assets, income, and franchises that are due and payable have been paid when due and payable. There is no actual or, to the Company's knowledge, proposed tax assessment against the Company or its Subsidiaries that, in any of the foregoing cases either individually or in the aggregate, has had or reasonably could be expected to have a Material Adverse Effect.

     3.20 FINANCIAL STATEMENTS. Attached hereto as EXHIBIT 3.20(a) are copies of the audited balance sheet of the Company as of December 31, 1999, the statements of income and retained earnings of the Company for the period then ended, and the statements of cash flows of the Company for the period then ended (the "AUDITED FINANCIALS"). Attached hereto as EXHIBIT 3.20(b) are copies of the unaudited balance sheet of the Company as of September 30, 2000, the statements of income and retained earnings of the Company for the period then ended, and the statements of cash flows of the Company for the period then ended (the "Unaudited Financials", and together with the Audited Financials, the "FINANCIAL STATEMENTS"). Each of the Financial Statements was prepared in good faith, is complete and correct in all material respects, has been prepared in accordance with GAAP (subject to normal year-end audit adjustments and, the case of the Unaudited Financials, the absence of footnotes) and in conformity with the practices consistently applied by the Company and presents fairly, in all material respects, the financial position, results of operations and cash flows of the Company, as of the dates and for the periods indicated.

     3.21 NO UNDISCLOSED LIABILITIES. Except as set forth on EXHIBIT 3.21 or in the Financial Statements and except for such liabilities or obligations incurred by the Company in the ordinary course of business consistent with past practice since the date of the Unaudited Financials, the Company does not have any material liabilities or obligations (whether absolute or contingent, liquidated or unliquidated or due or to become due).

     3.22 TECHNOLOGY. Except as set forth in EXHIBIT 3.22, the products, processes, proprietary technology, and other proprietary know-how owned or used by the Company and its Subsidiaries were completely developed by the Company's, its Subsidiaries', or their respective predecessors-in-interest's full-time employees only (or independent contractors or consultants who have entered into an appropriate assignment thereof); the concepts, inventions and original works of authorship owned or used by the Company, or its Subsidiary, were developed or conceived by such employees, contractors, or consultants within the scope of their employment or engagement, as the case may be, by the Company, a Subsidiary of the Company, or a predecessor-in-interest of the Company or a Subsidiary and are connected with the Company's, or its Subsidiaries', underlying products, processes and proprietary technology.

     3.23 INDEBTEDNESS. Set forth on EXHIBIT 3.23 is a true and complete list of all indebtedness of the Company (including all Deferred Acquisition Obligations) outstanding immediately prior to the Closing that is to remain outstanding after the Closing and such Schedule accurately reflects the aggregate principal amount of such indebtedness and the principal terms thereof. The aggregate principal amount of all Deferred Acquisition Obligations does not exceed $3,500,000.

     3.24   PRIVATE OFFERING.

                    (a) Assuming the truth and correctness of the representations and warranties set forth in SECTION 1.6, the sale of the Securities hereunder is exempt from the registration and prospectus delivery requirements of the Securities Act. In the case of each offer or sale of the Securities, no form of general solicitation or general advertising was used by any of Company or any of its Subsidiaries or their respective representatives, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

                    (b) The Purchasers are the sole purchasers of the Securities. Except as set forth on SCHEDULE 3.24, no securities have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

                                   ARTICLE IV

                            COVENANTS OF THE COMPANY

     4.1 AFFIRMATIVE COVENANTS OF THE COMPANY OTHER THAN REPORTING REQUIREMENTS. Without limiting any other covenants and provisions hereof, the Company covenants and agrees that until the outstanding principal amount of the Notes (together with all interest thereon) shall have been repaid in full, it will perform and observe the following covenants and provisions, and will cause each Subsidiary, if and when such Subsidiary exists, to perform and observe such of the following covenants and provisions as are applicable to such Subsidiary:

                    (a) PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION. Duly and timely file all tax returns and reports required to be filed in compliance with all applicable laws, regulations, rules, and procedures and pay all taxes, assessments, and other governmental charges imposed upon the Company or any of its Subsidiaries or any of the assets of the Company or any of its Subsidiaries or in respect of any franchises, business, income, or assets of the Company or any of its Subsidiaries before any penalty or interest accrues thereon, and all claims (including claims for labor, services, materials, and supplies) that have become due and payable and that by law have or may become a Lien (other than Permitted Liens) upon any of such assets, prior to the time when any material penalty or fine shall be incurred with respect thereto except where the failure to so file or pay such taxes, assessments, or other governmental charges could nor reasonably expected to have a Material Adverse Effect; PROVIDED, HOWEVER, that no such charge, claim, or Lien need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

                    (b) MAINTENANCE OF INSURANCE. At its expense and for so long as the Notes, the Warrants, or the Warrant Shares remain outstanding, the Company shall maintain with a reputable insurance company or association insurance in such amounts and covering its properties and assets and such risks as ordinarily are insured against by other persons engaged in the same or similar businesses and owning similar properties in the same general areas in which the Company or any Subsidiary operates for the type and scope of its properties and businesses.

                    (c) PRESERVATION OF CORPORATE EXISTENCE. Preserve and maintain, and, unless the Company deems it not to be in its best interests, cause each Subsidiary to preserve and maintain, its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each Subsidiary to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership or lease of its properties, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. Use commercially reasonable efforts to secure, preserve and maintain, and cause each Subsidiary to use commercially reasonable efforts to secure, preserve and maintain, all licenses and other rights to use patents, processes, licenses, permits, trademarks, trade names, inventions, intellectual property rights or copyrights, owned or possessed by it and deemed by the Company to be material to the conduct of its business or the business of any Subsidiary.

                    (d) COMPLIANCE WITH LAWS. Comply, and cause all Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, where noncompliance could reasonably be expected to have a Material Adverse Effect.

                    (e) MAINTENANCE OF PROPERTIES; MATERIAL ASSETS. Use commercially reasonable efforts to maintain and preserve, and cause each Subsidiary to use commercially reasonable efforts to maintain and preserve, all of its properties and assets in good repair, working order and condition, ordinary wear and tear excepted, including, without limitation, the maintenance and preservation of any material patents, trademarks, copyrights, licenses, permits or agreements being used by the Company, or any of its Subsidiaries, in its business as now operated and as now proposed to be operated.

                    (f) NOTICE OF CHANGE OF CONTROL OR ACQUISITION; REQUIRED PREPAYMENT UPON CHANGE OF CONTROL OR ACQUISITION. Deliver written notice to the Purchasers no later than 20 days prior to the consummation of a pending (i) Change of Control, or (ii) Acquisition. At the option of the Majority Holders, by written notice thereof delivered to the Company no later than 10 days prior to either a Change of Control or an Acquisition that does not otherwise qualify as a Permitted Acquisition (such event, a "TRIGGERING EVENT"), the Company shall prepay in cash in full all principal then outstanding under the Notes concurrently with the consummation of any such Triggering Event, together with
(i) accrued and unpaid interest thereon to the prepayment date, and (ii) any or all other amounts payable to the holders of the Notes under or in respect of the Notes.

                    (g) KEEPING OF RECORDS AND BOOKS OF ACCOUNT. Keep, and cause each Subsidiary to keep, adequate records and books of account in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and any Subsidiary, and in which, for each fiscal year, all proper reserves for depreciation, depletion, returns of merchandise, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

                    (h)     ATTENDANCE AT BOARD MEETING.

                            (i)    CONSULTATION RIGHTS. Permit a designee of
WestBridge to (i) discuss the business operations, properties and financial and other conditions of the Company with any authorized officer, employee, agent, representative, director or independent accountant of the Company, (ii) submit proposals or suggestions to the Company's management from time to time with the requirement that the management of the Company shall discuss such proposals with the WestBridge designee within a reasonable period after such suggestion, and
(iii) to call a meeting with the management of the Company at reasonable times and on reasonable notice to discuss such proposals or suggestions.

                            (ii)   BOARD OBSERVATION RIGHTS. Permit WestBridge
to have one representative present (whether in person or by telephone) in an observer capacity at all meetings of the Board of Directors of the Company. The Company shall send to each such representative all of the notices, information and other materials that are distributed to the directors of the Company and shall provide the WestBridge representative with a notice and agenda of each meeting of the Board of Directors of the Company all at the same time and in the same manner as such notices, agenda, information and other materials are provided to the members of the Board of Directors of the Company; provided, however, that upon the request of any such representative, the Company shall refrain from sending such notices, information and other materials to such representative for so long as such WestBridge representative shall request. WestBridge shall provide notice to the Company of the identity and address of, or any change with respect to the identity or address of, such representative.

                            (iii)  EXCEPTIONS. The consultation and board
visitation rights set forth in SECTIONS 4.1 (h)(i) and (h)(ii) above notwithstanding, Westbridge shall not be entitled to attend any portion of any meeting, or receive any information or other materials distributed to the Board of Directors, if the Board of Directors determines upon advice of counsel that such exclusion is necessary to preserve the attorney-client privilege or to protect highly confidential proprietary information.

     4.2 NEGATIVE COVENANTS OF THE COMPANY. Without limiting any other covenants and provisions hereof, the Company covenants and agrees that until the outstanding principal amount of the Notes (together with all interest thereon) shall have been repaid in full, it will comply with and observe the following covenants and provisions, and will cause each Subsidiary, if and when such Subsidiary exists, to comply with and observe such of the following covenants and provisions as are applicable to such Subsidiary, and will not:

                    (a)     LIMITATION ON INDEBTEDNESS. At any time permit

                    (i) the aggregate amount of Indebtedness for Borrowed Money (exclusive of Senior Indebtedness, Deferred Acquisition Obligations, and all indebtedness in respect of the Notes) to exceed $5,000,000 at any one time outstanding,

                    (ii) the aggregate amount of Senior Indebtedness to exceed $5,100,000 at any one time outstanding, or

                    (iii) the aggregate amount of Deferred Acquisition Obligations to exceed $3,500,000 at any one time outstanding.

                    (b) DISTRIBUTIONS. Declare or pay any dividends, purchase, repurchase, redeem, retire, or otherwise acquire for value any of its capital stock (or rights, options or warrants to purchase such shares) now or hereafter outstanding, return any capital to its stockholders as such, or make any distribution of assets to its stockholders as such, and will not make any payment in cash, securities or other property or purchase on or in respect of, or repurchase, redeem, retire or otherwise acquire for value, any indebtedness of the Company that is subordinated by its express terms in right of payment to the Notes, or permit any Subsidiary to do any of the foregoing (such transactions being hereinafter referred to as "DISTRIBUTIONS"), except that any such Subsidiary may declare and make payment of cash and stock dividends, return capital and make distributions of assets to the Company, and EXCEPT as specifically provided for in the Company's Certificate of Incorporation or if such dividend, purchase, repurchase, redemption, retirement or other acquisition for value is solely in the form of capital stock (or rights, options or warrants to purchase such shares) of the Company; PROVIDED, HOWEVER, that nothing herein contained shall prevent the Company from:

                            (i) effecting a stock split or declaring or paying any dividend consisting of shares of any class of capital stock to the holders of shares of such class of capital stock, or

                            (ii) redeeming any stock of a deceased stockholder out of insurance held by the Company on that stockholder's life, or

                            (iii) repurchasing the shares of Common Stock at the original cost thereof held by officers, employees, directors or consultants of the Company which are subject to restrictive stock purchase agreements under which the Company has the option, to repurchase such shares upon the occurrence of certain events, including the termination of employment, if in the case of any such transaction the payment can be made in compliance with the other terms of this Agreement.

                    (c) DEALINGS WITH AFFILIATES AND OTHERS. Other than as contemplated by this Agreement, and other than transactions in the ordinary course of business involving less than $50,000, enter into any transaction, including, without limitation, any loans or extensions of credit or royalty agreements, with any officer or director of the Company or any Subsidiary or holder of any class of capital stock of the Company, or any member of their respective immediate families or any corporation or other entity directly or indirectly affiliated with one or more of such officers, directors or stockholders or members of their immediate families unless such transaction is approved in advance by a majority of disinterested members of the Board of Directors, or absent such Board of Directors approval, by the Majority Holders.

                    (d) MERGER, CONSOLIDATION; ETC. Except for Permitted Transactions, consolidate with or merge with or into any other entity or sell, convey, transfer or lease all or substantially all of its assets in a single transaction or a series of related transactions to any Person.

                    (e) LIMITATION ON LIENS. Directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens.

                    (f) ACQUISITIONS. Except for Permitted Acquisitions, consummate any Acquisition.

                    (g) ERISA. Establish any defined benefit plans for its employees that would be subject to ERISA.

                    (h) CONDUCT OF BUSINESS. Engage in any business other than the business currently conducted by them as of the Closing and other lines of business reasonably incidental or related thereto.

                    (i) UPSTREAM LIMITATIONS. Enter into any agreement, contract, or arrangement restricting the ability of any Subsidiary of Company to pay or make dividends or distributions in cash or kind, to make loans, advances, or other payments of whatsoever nature or to make transfers or distributions of all or any part of its properties or assets to Company or to any Subsidiary of the Company.

                    (j) LAYERED DEBT. The Company will not create, assume, incur, guarantee or suffer to exist any indebtedness, other than indebtedness evidenced by the Notes, that is subordinate by its terms in right of payment to the Senior Indebtedness unless such indebtedness, by its terms or the terms of the instrument creating or evidencing it, is PARI PASSU with the Notes or subordinate in right of payment to the Notes pursuant to subordination provisions substantially similar to those contained in the Notes.

                    (k) RESTRICTED PAYMENTS. Make payments on, or purchase, repurchase, redeem, retire or otherwise acquire for value, Indebtedness for Borrowed Money that, by the express terms governing its repayment, is junior to, or PARI PASSU with, the Notes, without making a simultaneous payment, purchase, repurchase, redemption, retirement or other acquisition for value to the holder of the Notes in an amount which is in the same proportion to the unpaid balance of the Notes as the amount of the payment, purchase, repurchase, redemption, retirement or other acquisition for value bears to the unpaid principal amount of such Indebtedness for Borrowed Money.

                    (l) INVESTMENTS IN SUBSIDIARIES. Except for Permitted Subsidiary Investments, make or acquire any Investment in its Subsidiaries.

                    (m) LIMITATION ON SALE OF ASSETS. Except for the sale of inventory in the ordinary course of business and the disposition of obsolete assets that are no longer used or useful in current or planned business operation of the Company, sell or otherwise dispose of any assets.

                    (n) DIVIDENDS ON PREFERRED STOCK. Permit any certificate of designation of the Company with respect to Disqualified Stock to provide that dividends shall be paid or accrued unless such dividends are otherwise permitted to be paid or accrued pursuant to this Agreement.

                    (o) STAY, EXTENSION AND USURY LAWS. At any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, and will use all reasonable efforts to resist any attempts to claim or take the benefit of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of its obligations under this Agreement, the Notes or the Common Stock (in each case, to the extent the Company may lawfully so agree), and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the holders of the Notes, but will suffer and permit the execution of every such power as though no such law has been enacted.

     4.3 REPORTING REQUIREMENTS. The Company will furnish the following to each Purchaser who holds Notes with at least $1,000,000 in principal amount outstanding in the aggregate; provided, however, that following the consummation of a Qualifying Public Offering, none of the following statements, reports, or documents shall be delivered to any such Purchaser unless and until such Purchaser has delivered to the Company a non-disclosure agreement and an agreement not to trade on the disclosed information, in each case, in form and substance reasonably acceptable to the Company:

                    (a) MONTHLY REPORTS. as soon as practicable after the end of the first and second monthly accounting periods in each fiscal quarter of the Company and in any event within 30 days thereafter, an unaudited consolidated balance sheet of the Company and its Subsidiaries, if any, as of the end of each such monthly period, and unaudited consolidated statements of income and consolidated statements of cash flows of the Company and its Subsidiaries for such period, prepared in accordance with GAAP, all in reasonable detail and signed, subject to changes resulting from year-end audit adjustments, by the principal financial or accounting officer of the Company; PROVIDED, HOWEVER, that upon the request of a Purchaser, the Company shall refrain from sending to such Purchaser any of the financial statements described in this SECTION 4.3(a) for so long as such Purchaser shall request;

                    (b) QUARTERLY REPORTS. as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company and in any event within 45 days thereafter, an unaudited consolidated balance sheet of the Company and its Subsidiaries, if any, as of the end of each such quarterly period, and unaudited consolidated statements of income and consolidated statements of cash flows of the Company and its Subsidiaries for such period, prepared in accordance with GAAP, all in reasonable detail and signed, subject to changes resulting from year-end audit adjustments, by the principal financial or accounting officer of the Company; PROVIDED, HOWEVER, that upon the request of a Purchaser, the Company shall refrain from sending to such Purchaser any of the financial statements described in this SECTION 4.3(b) for so long as such Purchaser shall request;

                    (c) ANNUAL REPORTS. as soon as practicable after the end of each fiscal year, and in any event within 90 days thereafter, consolidated balance sheets of the Company and its Subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income and consolidated statements of cash flows of the Company and its Subsidiaries for such fiscal year, prepared in accordance with GAAP and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and audited by the Company's independent public accountants who shall be a nationally recognized firm; PROVIDED, HOWEVER, that upon the request of a Purchaser, the Company shall refrain from sending to such Purchaser any of the financial statements described in this SECTION 4.3(c) for so long as such Purchaser shall request;

                    (d) STOCKHOLDERS' AND COMMISSION REPORTS. promptly upon sending, making available, or filing the same, such reports and financial statements as the Company or any Subsidiary shall (i) file with the Commission, or (ii) send or make available to one or more to the holders of any equity interests in the Company; and

                    (e) ANNUAL BUDGETS. as soon as available, but in any event not later than 30 days prior to the end of any fiscal year, a copy of the Company's and its Subsidiaries' annual budget for the forthcoming fiscal year, month by month, including balance sheets and sources and applications of funds statements and, as soon as prepared, any other budgets or revised budgets prepared by the Company; PROVIDED, HOWEVER, that upon the request of a Purchaser, the Company shall refrain from sending to such Purchaser any of the financial statements described in this SECTION 4.3(e) for so long as such Purchaser shall request.

                                    ARTICLE V

                               REMEDIES ON DEFAULT

     5.1    ACCELERATION.

                    (a) If an Event of Default with respect to the Company described in PARAGRAPH (a), (f) OR (g) of the definition of Event of Default in
SECTION 6.1 of this Agreement has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

                    (b) If any other Event of Default has occurred and is continuing, the Majority Holders may at any time at their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

            Upon any Notes becoming due and payable under this SECTION 5.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus all accrued and unpaid interest thereon (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.

            If any Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under this SECTION 5.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

     5.2 NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. The Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all reasonable costs and expenses of such holder incurred in any enforcement or collection under this ARTICLE V, including, without limitation, reasonable attorneys fees, expenses and disbursements.

                                   ARTICLE VI

                        DEFINITIONS AND ACCOUNTING TERMS

     6.1 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "ACKNOWLEDGEMENT" means an acknowledgement and agreement to be bound, in form and substance satisfactory to the Purchasers, executed and delivered by Viewlocity AB in favor of the Purchasers.

            "ACQUISITION" means any purchase by the Company of any Person or all or substantially all of the assets of any other Person.

            "AFFILIATE" means, with respect to any Person, another Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; PROVIDED, HOWEVER, that no Purchaser shall be deemed not to be an Affiliate of Company or any of its Affiliates.

            "AGREEMENT" means this Securities Purchase Agreement as from time to time amended and in effect between the parties, including all Exhibits hereto.

            "BOARD OF DIRECTORS" means the board of directors of the Company as constituted from time to time.

            "BUSINESS DAY" means any day other than a Saturday, Sunday, or any day that either is a legal holiday under the laws of the State of California or is a day on which banking institutions located in such State are authorized or required by law or other governmental action to close.

            "CAPITAL LEASE" means leases required to be capitalized in accordance with applicable Statements of Financial Accounting Standards, determined by discounting all such payments at the interest rate determined in accordance with applicable Statements of Financial Accounting Standards.

            "CHANGE OF CONTROL" shall mean (a) any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (b) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (for purposes of this definition, a "Person") of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of either
(i) the then outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); PROVIDED, HOWEVER, that for purposes of this subsection (b), the following acquisitions shall not constitute a Change of Control: (i) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (ii) any acquisition by any corporation pursuant to a transaction which results in all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such transaction beneficially owning, directly or indirectly, more than 50% of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such transaction (which shall include, without limitation, a corporation which as a result of such transaction owns all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively; (c) any sale of all or substantially all of the assets of the Company; or (d) the complete liquidation of the Company.

            "CLOSING" shall have the meaning attributable to it in SECTION 1.4 of this Agreement.

            "COMMISSION" means the Securities and Exchange Commission (or any other federal agency administering the securities laws).

            "COMMON STOCK" means the Company's common stock, par value $.01.

            "COMPANY" means Viewlocity, Inc., a Delaware corporation, and its successors and assigns.

            "CONSOLIDATED" and "CONSOLIDATING" when used with reference to any term defined herein mean that term as applied to the accounts of the Company and its Subsidiaries consolidated in accordance with GAAP.

            "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" have meanings correlative thereto.

            "DEFERRED ACQUISITION OBLIGATIONS" means deferred payment obligations owing to any Person in connection with an Acquisition consummated on or before the Closing.

            "DISQUALIFIED STOCK" means any capital stock of the Company which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in whole or in part, on or prior to the Maturity Date.

            "ENVIRONMENTAL CLAIM" means any claim, action, cause of action, investigation of which the Company, including any of its employees, is aware, or notice (written or oral) by any Person alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of any Material of Environmental Concern at any location, regardless of whether owned or operated by the Company, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

            "ENVIRONMENTAL LAWS" means all Federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

            "EQUITY VALUE" means (a) if the Company's stock is listed or admitted to trading on a national securities exchange, the Company's market capitalization as of the date of determination, and (b) at all other times, the Company's valuation as of the closing of the immediately preceding preferred stock financing round.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

            (a) the Company defaults in the payment of any amounts due under any one or more of the Notes when due;

            (b) the Company or any Subsidiary defaults in observance of any covenants contained in SECTIONS 4.1 (other than SECTION 4.1(f)) or 4.3 which continues unremedied 20 days after written notice thereof is sent to the Company or the Company or any Subsidiary defaults in observance of any covenants contained in this Agreement or any of the other Financing Documents (other than a covenant that is dealt with elsewhere in this definition);

            (c) the Company or any Subsidiary defaults (after any applicable grace period) in the payment of any principal or interest or any other amount in respect of (i) Indebtedness for Borrowed Money (other than the Notes) of the Company with an aggregate amount outstanding in excess of $250,000, the effect of which default is (A) to cause or permit the holder or holders of such indebtedness, irrespective of whether exercised, to accelerate the maturity of the obligations thereunder, or (B) to cause the termination of the agreement or instrument evidencing such Indebtedness for Borrowed Money;

            (d) a final judgment or final order of a court of competent jurisdiction for the payment of money aggregating in excess of $50,000 (in excess of the amount covered by insurance) is rendered against the Company or its Subsidiary which judgment or order remains uncontested, unappealed, unpaid, unstayed for a period of 45 days;

            (e) any representation or warranty in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made where such failure to be correct has a Material Adverse Effect;

            (f) the Company or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

            (g) an involuntary case or other proceeding shall be commenced against the Company or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect.

            "FINANCING DOCUMENTS" shall have the meaning set forth in SECTION
3.2.

            "FUNDING DATE" means the date on which the Securities shall be purchased by Purchasers.

            "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

            "INDEBTEDNESS FOR BORROWED MONEY" means with respect to any Person
(a) all obligations, contingent and otherwise, for borrowed money, (b) all guaranties, endorsements and other contingent obligations, in respect of Indebtedness for Borrowed Money of other Persons, whether or not the same are or should be so reflected in said balance sheet of such Person (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and (c) the present value of any lease payments due by such Person under Capital Leases.

            "INVESTMENT" means, with respect to any Person, any investment by such Person in any other Person (including affiliates) in the form of loans, guarantees, advances, or capital contributions, purchases or other acquisitions for consideration of indebtedness or stock, and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

            "INVESTOR DIRECTORS" has the meaning ascribed to such term in the Stockholders Agreement.

            "KEY EMPLOYEE" means the president, chief executive officer, chief financial officer, chief operating officer, vice president of operations, research, development, sales or marketing, or any other individual who performs a significant role in the operations of the Company or a Subsidiary as may be reasonably designated as a Key Employee by the Board of Directors.

            "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholders' agreements, voting trust agreements and all similar arrangements).

            "MAJORITY HOLDERS" means, as of any date of determination, the holders of at least a majority of the unpaid principal amount of the Notes then outstanding.

            "MATERIAL ADVERSE EFFECT" shall have the meaning set forth in
SECTION 3.1.

            "MATERIALS OF ENVIRONMENTAL CONCERN" means chemicals, pollutants, contaminants, industrial, toxic or hazardous wastes, substances or constituents, petroleum and petroleum products (or any by-product or constituent thereof), asbestos or asbestos-containing materials, or PCBs.

            "MATURITY DATE" means December 5, 2005.

            "NOTE" or "NOTES" shall have the meaning set forth in SECTION 1.1.

            "OPTIONAL PREPAYMENT DATE" shall have the meaning set forth in
SECTION 1.7(b).

            "PERMITTED ACQUISITIONS" means an Acquisition so long as (a) no Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Acquisition, (b) the assets being acquired, or the Person whose stock is being acquired, are, in the reasonable discretion of the Board of Directors, useful in or engaged in, as applicable, the business of the Company and its Subsidiaries or a business reasonably related thereto, (c) the Company has provided to the Purchasers prior written notice thereof not less than 30 days prior to the anticipated closing date of the proposed Acquisition together with such documentation that the Purchasers may reasonably request demonstrating that after giving effect to the subject Acquisition, the Company and its Subsidiaries would not suffer a Material Adverse Effect, (d) the total consideration payable by the Company and its Subsidiaries in connection with the proposed Acquisition does not exceed 10.0% of the Equity Value of the Company and its Subsidiaries, and (e) after giving effect to the proposed Acquisition, the total consideration paid by the Company and its Subsidiaries in connection with all Permitted Acquisitions does not exceed 25% of the Equity Value of the Company and its Subsidiaries.

            "PERMITTED LIENS" means the following types of Liens: (a) Liens for taxes, assessments, or governmental charges or claims the payment of which is not at the time required by SECTION 4.1(a) hereof; (b) statutory Liens of landlords and depository institutions and Liens of carriers, warehousemen, mechanics, materialmen, and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith by appropriate proceedings diligently pursued; provided, however, that the Company or its Subsidiary shall have made such reserve or other provisions therefor as may be required by GAAP; (c) Liens (other than any Liens imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts or permits, performance and return-of-money bonds, and other similar obligations (exclusive of obligations for the payment of borrowed money); (d) easements, rights-of-way, zoning, and similar restrictions and other encumbrances affecting real property that do not in any case materially interfere with the ordinary conduct of the business of the Company, or any of its Subsidiaries; (e) leases or subleases, not otherwise prohibited by this Agreement, granted to others not interfering in any material respect with the business of the Company or any of its Subsidiaries; (f) Liens arising from filing UCC financing statements or other public records of Liens regarding operating leases or Indebtedness for Borrowed Money; (g) any interest or title of a lessor under any lease permitted by this Agreement (including any Lien granted by such lessor on the asset of such lessor) under which the Company or any of its Subsidiaries is lessee; (h) Liens existing on the date hereof, that are set forth on EXHIBIT P-1 attached hereto and renewals and extensions thereof; (i) Liens in the nature of the subordination of the leasehold interest of the Company or any of its Subsidiaries in any real property to a mortgage or comparable Lien upon such real property; (j) Liens in favor of customs and revenue authorities to secure the payment of customs duties in connection with the importation of goods in the ordinary course of business and other similar Liens arising in the ordinary course of business; (k) Liens in favor of a trustee under any indenture securing commercially reasonable amounts relating to fees due to the trustee in connection with its services under such indenture; (l) Liens arising by virtue of common law, statutory or contractual provisions relating to bankers' liens, rights of set-off or similar rights and remedies as to deposit accounts or securities accounts maintained in the ordinary course of business; (m) licensing agreements executed by the Company or any of its Subsidiaries as licensor for the use of intellectual property entered into in the ordinary course of business and consistent with past practice; (n) Liens upon any equipment acquired by the Company after the date hereof, PROVIDED, that the indebtedness secured is permitted to be incurred under
SECTION 4.2 and the Lien (i) attaches within 90 days after the date on which the Company obtains possession of such equipment, (ii) attaches solely to the equipment so acquired, and (iii) only secures the purchase price thereof; and
(o) any extension, renewal, or replacement (or successive extensions, renewals, or replacements), in whole or in part, of any Lien referred to in the foregoing clauses, provided, that such extension, renewal or replacement Lien shall be limited to all or a part of the property which secured the Lien so extended, renewed, or replaced (plus improvements on such property).

            "PERMITTED SUBSIDIARY INVESTMENTS" means Investments by the Company in its Subsidiaries, taken as a whole, after the Closing in an amount not greater than $350,000 in the aggregate at any one time outstanding; PROVIDED, HOWEVER, that if the Company elects to make an Investment in a Subsidiary and after giving to the proposed Investment, the Company's Investment in such Subsidiary shall exceed $100,000, then, prior to the making of the proposed Investment, the Company shall cause the Subsidiary that is the object of the Investment to execute a guaranty, in form and substance satisfactory to the Purchasers, in favor of the Purchasers relative to the payment and performance of the obligations of the Company to the Purchasers under this Agreement, the Notes, and the other Financing Documents.

            "PERMITTED TRANSACTIONS" means any merger, consolidation, or reorganization between (a) any wholly-owned Subsidiary of the Company and the Company so long as the Company is the surviving entity in such transaction and is solvent after giving effect to the merger, consolidation, or reorganization, or (b) any solvent wholly-owned Subsidiaries of the Company.

            "PERSON" means an individual, corporation, partnership, joint venture, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

            "PREFERRED STOCK" is defined in SECTION 8.1 hereof.

            "PURCHASER" and "PURCHASERS" shall have that meaning attributable to those words in SECTION 1.3 of this Agreement.

            "QUALIFYING PUBLIC OFFERING" means the sale of the Company's securities pursuant to a registration statement filed by the Company under the Securities Act in connection with a firm commitment underwritten offering of its securities to the general public.

            "RIGHTS AGREEMENT" means that certain Fourth Amended and Restated Registration Rights Agreement, dated as of even date herewith, among the Company, the Purchasers and such other Persons identified on the signature pages thereof, in form and substance satisfactory to the Purchasers.

            "SECOND SERIES E CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT" shall have the meaning set forth in the SECTION 3.15(e) of this Agreement.

            "SECURITIES" shall have the meaning set forth in SECTION 1.1 of this Agreement.

            "SECURITIES ACT" means the Securities Act of 1933, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

            "SERIES B PURCHASE WARRANTS" means those certain purchase warrants issued by the Company in favor of Frontec AB relative to the purchase by Frontec AB of 7,005,495 shares of the Company's series B Preferred Stock.

            "SENIOR INDEBTEDNESS" all indebtedness (including reimbursement obligations in respect of letters of credit) of the Company under the Senior Lender Loan Documents.

            "SENIOR LENDER LOAN DOCUMENTS" means that certain Loan and Security Agreement, dated as of November 26, 1999, by and among Imperial Bank, the Company, Frontec AMT, Inc., and Viewlocity AB, as amended, together with all other agreements, documents, and instruments executed in connection therewith.

            "STOCKHOLDERS AGREEMENT" shall mean that certain Third Amended and Restated Stockholders Agreement, dated as of June 22, 2000, among the Company and the Purchasers therein defined.

            "SUBORDINATION AGREEMENT" means a subordination agreement, in form and substance satisfactory to the Purchasers, among the Purchasers and Imperial Bank.

            "SUBSIDIARY" or "SUBSIDIARIES" means any corporation, partnership, trust or other entity of which the Company and/or any of its other Subsidiaries (as herein defined) directly or indirectly owns at the time a majority of the outstanding shares of every class of equity securities of such corporation, partnership, trust or other entity.

            "TRANSFER" means the sale, pledge, assignment, or other transfer of the Securities, in whole or in part, and of the rights of the holder thereof with respect thereto and under this Agreement.

            "TRANSFEREE" means any direct or indirect transferee of all or any part of any Securities permitted under SECTION 7.2 hereof.

            "VCOC LETTER" means a letter agreement among the Company and WestBridge that meets the Venture Capital Operating Company requirements and that is in form and substance satisfactory to the Purchasers.

            "WARRANT" shall have the meaning attributable to it in SECTION 1.1 of this Agreement.

            "WARRANT SHARES" shall have that meaning attributable to it in
SECTION 1.2 of this Agreement.

            "WESTBRIDGE" means WestBridge Ventures, L.P., a Delaware limited partnership.

     6.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistently applied, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

     6.3 KNOWLEDGE. All references to the actual knowledge or awareness of the Company shall mean the knowledge of any director or Key Employee of the Company.

                                   ARTICLE VII

            FORM, REGISTRATION, TRANSFER AND EXCHANGE OF SECURITIES;

                                 LOST SECURITIES

     7.1 GENERALLY. The Company shall keep at its principal office a register in which the Company shall provide for the registration of the Securities and of Transfers of the Securities. Upon surrender for registration of Transfer of any Security at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Securities of like tenor and of a like aggregate principal amount or number of Warrant Shares, as applicable, which Securities shall be registered in the name of such Transferee or Transferees. At the option of the holder of any Security, such Security may be exchanged for Securities of like tenor and of differing denominations, of a like aggregate principal amount or number of Warrant Shares, as applicable, upon surrender of the Security to be exchanged at the principal office of the Company. Whenever any Securities are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Securities which the holder making the exchange is entitled to receive. Every Security surrendered for registration of Transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Security or such holder's attorney duly authorized in writing. Any Security or Securities issued in exchange for any Security or upon Transfer thereof shall carry the rights carried by the Security so exchanged or transferred (including without limitation, any rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange). Upon receipt of written notice from the holder of any Security and, in the case of any such loss, theft, or destruction, upon receipt of any unsecured indemnity agreement, or other indemnity reasonably satisfactory to the Company from such holder, or in the case of any such mutilation, upon surrender and cancellation of such Security, the Company will make and deliver a new Security, of like tenor, in lieu of the lost, stolen, destroyed, or mutilated Security.

     7.2 OTHER TRANSFERS. Any holder of a Security may make a Transfer to any Person provided (i) such Transfer is made in compliance with applicable Federal and state securities laws, (ii) such holder of a Security has provided the Company with such information as to such holder's compliance with applicable securities laws as reasonably may be requested by the Company, (iii) such Transfer is in compliance with SECTION 7.1 above, and (iv) such proposed Transferee is not a direct competitor of the Company. Clause (ii) of the preceding sentence shall not be deemed to require a holder of a Security to provide the Company with an opinion of counsel regarding such compliance; PROVIDED, HOWEVER, that if a Purchaser makes a Transfer to a non-affiliate, then the Company may require the applicable Purchaser to provide to the Company an opinion of in-house counsel reasonably satisfactory to the Company that the proposed Transfer by Purchaser complies with applicable law. The Company shall cooperate with any such Transfer including providing such information to any holder of a Security or such holder's proposed Transferee as, in the reasonable opinion of counsel to the transferor, may be necessary to satisfy the requirements of Rule 144A of the Securities Act in connection with any Transfer to a `Qualified Institutional Buyer' under such rule. Upon any transfer, the Transferee shall, to the extent of such Transfer, be entitled to exercise the rights of the Purchaser making such Transfer and shall thereafter be deemed a "Purchaser" under this Agreement.

     7.3 FURTHER ASSURANCES. The Company shall, from time to time at the request of a Purchaser, execute and deliver to such Purchaser or to such party or parties as such Purchaser may designate, all further instruments as may, in such Purchaser's reasonable opinion, be necessary or advisable to give full force and effect to any Transfer and shall provide to Purchaser or to such party or parties as such Purchaser may designate all such information as such Purchaser reasonably may request.

                                  ARTICLE VIII

                             RIGHT OF FIRST REFUSAL

     8.1 GRANT OF RIGHT OF FIRST REFUSAL. Until the consummation of a Qualifying Public Offering, the Company shall not issue, sell or exchange, agree or obligate itself to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, any (i) shares of Common Stock, (ii) any other equity security of the Company, including without limitation, shares of any of the Company's convertible preferred stock, 0.01 par value per share ("PREFERRED STOCK") (other than in a Qualifying Public Offering), (iii) any debt security of the Company (other than debt with no equity feature and the issuance of the Notes) including without limitation, any debt security which by its terms is convertible into or exchangeable for any equity security of the Company, (iv) any security of the Company that is a combination of debt and equity, or (v) any option, warrant or other right to subscribe for, purchase or otherwise acquire any such equity security or any such debt security of the Company (other than the Warrants), unless in each case the Company shall have first offered to sell such securities (the "OFFERED SECURITIES") to the Purchasers, the holders of the Preferred Stock and Frontec AB and any permitted transferees of Frontec AB in accordance with the terms and conditions set forth in the Stockholders Agreement (together with Frontec AB, the "HOLDERS") (each an "OFFEREE" and collectively, the "OFFEREES") as follows: The Company shall offer to sell to each Offeree (a) that portion of the Offered Securities as the number of shares of Common Stock (including all shares of capital stock convertible on the date of the Offer (as defined below) into Common Stock, all Common Stock issuable upon the exercise of the Warrants, and all shares issuable upon exercise of the Series B Purchase Warrants which are exercisable on the date of the Offer) then held, or deemed held pursuant to the immediately preceding parenthetical, by such Offeree bears to the total number of shares of Common Stock (including all shares of capital stock convertible on the date of the Offer into Common Stock, all Common Stock issuable upon the exercise of the Warrants, and all Shares issuable upon exercise of the Series B Purchase Warrants which are exercisable on the date of the Offer) held, or deemed held pursuant to the immediately preceding parenthetical, on such date by all Offerees (the "BASIC AMOUNT"), and (b) such additional portion of the Offered Securities as such Offeree shall indicate it will purchase should the other Offerees subscribe for less than their Basic Amounts (the "UNDERSUBSCRIPTION AMOUNT"), at a price and on such other terms as shall have been specified by the Company in writing delivered to such Offeree (the "OFFER"), which Offer by its terms shall remain open and irrevocable for a period of twenty (20) days from receipt of the offer. The Company agrees that the right of first refusal extended to the Purchasers pursuant to this SECTION 8.1 is PARI PASSU and runs concurrently with the existing right of first refusal contained in SECTION 8 of that certain Second Series E Convertible Preferred Stock Purchase Agreement dated June 22, 2000 by and among the Company and the Purchasers (as defined therein) and other stockholders of the Company listed on the signature pages thereto.

     8.2 NOTICE OF ACCEPTANCE. Notice of each Offeree's intention to accept, in whole or in part, any Offer made pursuant to SECTION 8.1 shall be evidenced by a writing signed by such Offeree and delivered to the Company prior to the end of the 20-day period of such offer, setting forth such of the Offeree's Basic Amount as such Offeree elects to purchase and, if such Offeree shall elect to purchase all of its Basic Amount, such Undersubscription Amount as such Offeree shall elect to purchase (the "NOTICE OF ACCEPTANCE"). If the Basic Amounts subscribed for by all Offerees are less than the total Offered Securities, then each Offeree who has set forth Undersubscription Amounts in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, all Undersubscription Amounts it has subscribed for; PROVIDED, HOWEVER, that should the Undersubscription Amounts subscribed for exceed the difference between the Offered Securities and the Basic Amounts subscribed for (the "AVAILABLE UNDERSUBSCRIPTION AMOUNT"), each Offeree who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Undersubscription Amount subscribed for by such Offeree bears to the total Undersubscription Amounts subscribed for by all Offerees, subject to rounding by the Board of Directors to the extent it reasonably deems necessary.

     8.3    CONDITIONS TO ACCEPTANCES AND PURCHASE.

            (a) PERMITTED SALES OF REFUSED SECURITIES. In the event that Notices of Acceptance are not given by the Offerees in respect of all the Offered Securities, the Company shall have ninety (90) days from the expiration of the period set forth in SECTION 8.1 to close the sale of all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Offerees (the "REFUSED SECURITIES") to the Person or Persons specified in the Offer, but only for cash and otherwise in all respects upon terms and conditions, including, without limitation, unit price and interest rates, which are no more favorable, in the aggregate, to such other Person or Persons or less favorable to the Company than those set forth in the Offer.

            (b) REDUCTION IN AMOUNT OF OFFERED SECURITIES. In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in SECTION 8.3(a) above), then each Offeree may, at its sole option and in its sole discretion, reduce the number of, or other units of the Offered Securities specified in its respective Notices of Acceptance to an amount which shall be not less than the amount of the Offered Securities which the Offeree elected to purchase pursuant to SECTION
8.2 multiplied by a fraction, (i) the numerator of which shall be the amount of Offered Securities which the Company actually proposes to sell, and (ii) the denominator of which shall be the amount of all Offered Securities. In the event that any Offeree so elects to reduce the number or amount of Offered Securities specified in its respective Notices of Acceptance, the Company may not sell or otherwise dispose of more than the reduced amount of the Offered Securities until such securities have again been offered to the Offerees in accordance with
SECTION 8.1.

            (c) CLOSING. Upon the closing, which shall include full payment to the Company, of the sale to such other Person or Persons of all or less than all the Refused Securities, the Offerees shall purchase from the Company, and the Company shall sell to the Offerees, the number of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to SECTION 8.3(b) if the Offerees have so elected, upon the terms and conditions specified in the Offer. The purchase by the Offerees of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Offerees of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Offerees and their respective counsel.

     8.4 FURTHER SALE. In each case, any Offered Securities not purchased by the Offerees or other Person or Persons in accordance with SECTION 8.3 may not be sold or otherwise disposed of until they are again offered to the Offerees under the procedures specified in SECTIONS 8.1, 8.2 and 8.3.

     8.5 TERMINATION OF RIGHT OF FIRST REFUSAL. The rights of the Offerees under this SECTION 8 shall terminate immediately prior to the consummation of a Qualifying Public Offering or, as to each Offeree when such Offeree owns less than 25% of the shares of Common Stock (including all shares of capital stock of the Company convertible into

Common Stock and all Common Stock issuable upon the exercise of the Warrants) which were ever outstanding in the name of such Offeree, or which are deemed held by such Offeree pursuant to this SECTION 8, whichever is earlier.

     8.6 EXCEPTION. The rights of the Purchasers under this SECTION 8 shall not apply to:

            (a) Common Stock issued as a stock dividend to holders of Common Stock or upon any subdivision or combination of shares of Common Stock;

            (b) Preferred Stock issued as a dividend to holders of Preferred Stock upon any subdivision or combination of shares of Preferred Stock;

            (c) Issuance of the Series B Preferred Stock upon exercise of the Series B Purchase Warrants;

            (d) the Common Stock issuable upon the exercise of any Warrant or any shares of Common Stock issued upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, or Series E Preferred Stock;

            (e) any shares of the capital stock of the Company reserved for issuance under any incentive stock option plan, in effect from time to time;

            (f) Common Stock issued pursuant to the acquisition of another corporation by the Company by merger (whereby the Company owns no less than 51% of the voting power of such corporation) or purchase of substantially all of its stock or assets, if such acquisition is approved by a majority of the Investor Directors;

            (g) Common Stock issued pursuant to any currently outstanding options or warrants for the purchase of Common Stock as reflected in EXHIBIT
3.15 hereof;

            (h)     Common Stock issued pursuant to a Qualifying Public
Offering;

            (i) the issuance of warrants for the purchase of 28,434 shares of Common Stock to Imperial Bank or the issuance of Common Stock upon the exercise thereof; and

            (j) the issuance of shares of convertible preferred stock to BEA Systems, Inc. or its affiliates or the issuance of Common Stock upon the conversion thereof.

                                   ARTICLE IX

                                  MISCELLANEOUS

     9.1 NO WAIVER; CUMULATIVE REMEDIES. No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     9.2 AMENDMENTS, WAIVERS AND CONSENTS. Any provision in this Agreement to the contrary notwithstanding, and except as hereinafter provided, changes in or additions to this Agreement or the Notes may be made, and compliance with any, covenant or provision set forth herein may be omitted or waived, if the Company
(i) shall obtain consent thereto in writing from the Majority Holders, and (ii) shall deliver, copies of such consent in writing to any holders who did not execute such consent. The foregoing notwithstanding, no change, addition, omission or waiver which causes any change in or extension of the time of payment of the principal amount or interest, or the reduction of the rate of interest on, or in any way affects or impairs the obligation of the Company in respect of the principal of or interest on, any Note, or causes any change in the provisions of SECTION 3 of any Note, or impairs or affects the right to institute suit for payment of the Notes or causes any change in this SECTION 9.2, shall be made without the written consent of all of the holders the Notes. Any waiver or consent may be given subject to the satisfaction of any conditions stated therein and any waiver or consent shall be effectively only in the specific instance and for the specific purpose for which given.

     9.3 ADDRESSES FOR NOTICES. All notices, requests, demands and other communications provided for hereunder shall be in writing and mailed, faxed or delivered to each applicable party at the address set forth in SCHEDULE I hereto or at such other address as to which such party may inform the other parties in writing in compliance with the terms of this Section:

            If to any other holder of the Securities: at such, holder's address for notice as set forth in the register maintained by the Company, or, as to each of the foregoing, at the addresses set forth on Schedule I hereto or at such other address as shall be designated by such Person in a written notice to the other parties complying as to delivery with the terms of this Section.

            If to the Company: at the address set forth on page 1 hereof, or at such other address as shall be designated by the Company in a written notice to the other parties complying as to delivery with the terms of this Section, with a copy to: Morris, Manning & Martin, LLP, 1600 Atlanta Financial Center, 3343 Peachtree Road, N.E., Atlanta, Georgia 30326, Attention: David M. Calhoun, Esq.

            All such notices, requests, demands and other communications shall sent by first class mail (postage prepaid), express overnight courier service, registered mail (return receipt requested) or transmitted by facsimile and shall be effective three days after deposited in the mails, or upon transmission by facsimile, or the next business day if sent by express overnight courier service, respectively, addressed as aforesaid, unless otherwise provided herein.

     9.4 COSTS, EXPENSES AND TAXES. The Company agrees to pay in connection with the preparation, execution and delivery of this Agreement and the issuance of the Securities, the reasonable out-of-pocket expenses of WestBridge and its Affiliates (including legal, accounting and other expenses) provided, that the Company's maximum obligation for all such expenses incurred in connection with the preparation, execution and delivery of this Agreement shall not exceed an amount equal to (a) $30,000, plus (b) all fees, costs, and expenses of WestBridge and its Affiliates incurred prior to November 15, 2000. In addition, the Company shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, the issuance of the Securities and the other instruments and documents to be delivered hereunder or thereunder, and agrees to save the Purchasers harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

     9.5 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Company and the Purchasers and their respective heirs, successors and assigns, except that the Company shall not have the right to delegate any of its respective obligations hereunder or to assign its respective rights hereunder or any interest herein without the prior written consent of the Majority Holders.

     9.6 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations, warranties, and agreements made in this Agreement or any of the other Financing Documents shall survive the execution and delivery hereof or thereof and until the payment in full in cash of all amounts due under the Notes.

     9.7 PRIOR AGREEMENTS. This Agreement, the Notes, the Warrants, the Stockholders Agreement, and the Rights Agreement constitute the entire agreement between the parties and supersedes any prior understandings or agreements concerning the purchase and sale of the Securities.

     9.8 SEVERABILITY. The provisions of this Agreement and the Securities are severable and, in the event that any court of competent jurisdiction shall determine, that any one or more of the provisions or part of a provision contained in this Agreement or the Securities shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or the terms of the Securities; but this Agreement and the terms of the Securities, as the case may be, shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.

     9.9 GOVERNING LAW; JURY WAIVER. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of CALIFORNIA. THE COMPANY AND EACH PURCHASER HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF SAN FRANCISCO, STATE OF

CALIFORNIA. TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE COMPANY AND EACH PURCHASER HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT, OR IN ANY WAY CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE DEALINGS OF THE COMPANY AND THE PURCHASERS WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE COMPANY AND EACH PURCHASER HEREBY AGREE THAT ANY SUCH ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT EITHER PARTY MAY FILE A COPY OF THIS SECTION WITH ANY COURT OR OTHER TRIBUNAL AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

     9.10 HEADINGS. Article, Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     9.11 COUNTERPARTS; TELEFACSIMILE. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally effective as delivery of an executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

     9.12 FURTHER ASSURANCES. From and after the date of this Agreement, upon the request of any Purchaser or the Company, the Company and the Purchasers shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the Securities.

     9.13 CONFIDENTIALITY. Each Purchaser agrees that he or it will keep confidential and will not disclose or divulge any confidential, proprietary or secret information which such Purchaser may obtain from the Company pursuant to this Agreement and which the Company has advised such Purchaser is protected information, unless such information is known, or until such information becomes known, to the public; PROVIDED, HOWEVER, that such information may be disclosed by such Purchaser (i) to counsel for and other advisors, accountants, and auditors to such Purchaser and (ii) to comply with applicable laws or governmental regulations, in any court proceeding, or in any action such Purchaser must take to protect and enforce its rights under this Agreement, provided that the Purchaser provides prior written notice of such disclosure to the Company and takes reasonable and lawful action to avoid or minimize the extent of such disclosure. Each Purchaser agrees that it shall take all reasonably necessary actions to insure that such Purchaser's directors, officers, managers, partners, and agents comply with this
SECTION 9.13.

     9.14   INDEMNIFICATION.

                    (a) The Company further agrees to indemnify, defend, and hold harmless Purchaser and any Transferee of the Securities and each of their respective officers, directors, employees, and agents (each an "INDEMNIFIED PARTY") from and against any and all actions, causes of action, suits, losses, liabilities, and damages, and expenses (including reasonable attorneys fees and disbursements) in connection therewith (collectively, the "INDEMNIFIED LIABILITIES") incurred by an Indemnified Party as a result of, or arising out of, or relating to any of the transactions contemplated hereby, except for (i) any Indemnified Liabilities arising on account of the gross negligence or willful misconduct of the applicable Indemnified Party, and (ii) any Indemnified Liabilities realized by the Purchasers with respect to the offer and sale of the Warrant Shares unless such Indemnified Liabilities arose out of and are the result of a violation of applicable law or a breach by the Company of this Agreement and the other Financing Documents; PROVIDED, HOWEVER, that, if and to the extent such agreement to indemnify may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that shall be permissible under applicable law. The obligations of the Company under this SECTION 9.14 shall survive the transfer of any Securities and repayment of the Notes.

                    (b) In case any action, claim or proceeding shall be brought against any Indemnified Party with respect to which indemnity may be sought against the Company hereunder, such Indemnified Party shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party and payment of all fees and expenses incurred in connection with the defense thereof. The failure to so notify the Company shall not affect any obligation it may have to any Indemnified Party under this Agreement or otherwise except to the extent that (as finally determined by a court of competent jurisdiction (which determination is not subject to review or appeal)) such failure materially and adversely prejudiced the Company. Each Indemnified Party shall have the right to employ separate counsel in such action, claim or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of each Indemnified Party unless: (i) the Company has agreed to pay such expenses; or (ii) the Company has failed promptly to assume the defense and employ counsel reasonably satisfactory to such Indemnified Party; or (iii) the named parties to any such action, claim or proceeding (including any impleaded parties) include any Indemnified Party and the Company or an Affiliate of the Company, and such Indemnified Party shall have been advised by counsel that either (x) there may be one or more legal defenses available to it which are different from or in addition to those available to the Company or such Affiliate or (y) a conflict of interest may exist if such counsel represents such Indemnified Party and the Company or its Affiliate; provided that, if such Indemnified Party notifies the Company in writing that it elects to employ separate counsel in the circumstances described in CLAUSE (i), (ii) OR (iii) above, the Company shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Company; PROVIDED, HOWEVER, that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be responsible hereunder for the fees and expenses of more than one such firm of separate counsel (in addition to any local counsel), which counsel shall be designated by such Indemnified Party. The Company shall not be liable for any settlement of any such action effected without its written consent (which shall not be unreasonably withheld). The Company agrees that it will not, without the Indemnified Party's prior written consent, consent to entry of any judgment or settle or compromise any pending or threatened claim, action or proceeding in respect of which indemnification or contribution may be sought hereunder unless the foregoing contains an unconditional release, in form and substance reasonably satisfactory to such Indemnified Party, of such Indemnified Party from all liability and obligation arising therefrom.

                    (c)     If the indemnification provided for in this SECTION
9.14 is unavailable to, or insufficient to hold harmless, any Indemnified Party in respect of any Indemnified Liabilities referred to herein, then the Company shall have an obligation to contribute to the amount paid or payable by such Persons as a result of such Indemnified Liabilities in such proportion as is appropriate to reflect the relative fault of the Company, its Subsidiaries and Affiliates, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions which resulted in such Indemnified Liabilities as well as any other relevant equitable considerations. The amount paid or payable by any such Person as a result of the Indemnified Liabilities referred to above shall be deemed to include, subject to the limitations set forth in this SECTION 9.14, any legal or other fees or expenses reasonably incurred by such Person in connection with any investigation, lawsuit or legal or administrative action or proceeding, other than legal expenses incurred after the Company assumes the defense in accordance with the immediately preceding paragraph if the proviso in such paragraph with respect to engagement of separate counsel for the Indemnified Party is not applicable.

                    (d) The parties hereto agree that it would not be just and equitable if contribution pursuant to this SECTION 9.14 were determined by PRO RATA allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

                            [signature page follows]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be delivered in Los Angeles, California by their respective officers thereunto duly authorized as of the date first above written.

                                         VIEWLOCITY, INC.,

                                         a Delaware corporation

                                         By: /s/ Gregory Cronin
                                            --------------------------------
                                         Name: Gregory Cronin
                                              ------------------------------
                                         Title: President and CEO
                                               -----------------------------


                           [Signature page continues]

                           WESTBRIDGE VENTURES, L.P.,
                         a Delaware limited partnership

                              By: Westbridge Ventures, L.L.C., a Delaware
                                  limited liability company, its General Partner

                                  By: TCW Asset Management Company, as
                                      Managing Member

                                      By: /s/ Steven F. Strandberg
                                         --------------------------------------
                                      Name: Steven F. Strandberg
                                           ------------------------------------
                                      Title: Managing Director
                                            -----------------------------------


                                      By: /s/ Andrew L. Sun
                                         --------------------------------------
                                      Name: Andrew L. Sun
                                           ------------------------------------
                                      Title: Vice President
                                            -----------------------------------


                           [Signature page continues]

                                   TCW LEVERAGED INCOME TRUST IV, L.P.

                                   By: TCW Asset Management Company, as its
                                       Investment Adviser

                                       By: /s/ Melissa V. Weiler
                                          ----------------------------------
                                       Name: Melissa V. Weiler
                                            --------------------------------
                                       Title: Managing Director
                                             -------------------------------


                                       By: /s/ Mark D. Senkpiel
                                          ----------------------------------
                                       Name: Mark D. Senkpiel
                                            --------------------------------
                                       Title: Managing Director
                                             -------------------------------

                                   By: TCW (LINC IV), L.L.C., as General Partner

                                       By: TCW Asset Management Company, as
                                           its Managing Member


                                           By: /s/ Steven F. Strandberg
                                              ----------------------------------
                                           Name: Steven F. Strandberg
                                                --------------------------------
                                           Title: Managing Director
                                                 -------------------------------


                                           By: /s/ Mark D. Senkpiel
                                              ----------------------------------
                                           Name: Mark D. Senkpiel
                                                --------------------------------
                                           Title: Managing Director
                                                 -------------------------------


                           [Signature page continues]

                                           TCW SHARED OPPORTUNITY FUND III, L.P.

                                           By: TCW Asset Management Company,
                                               Its Investment Adviser

                                               By: /s/ Steven F. Strandberg
                                                  ------------------------------
                                               Name: Steven F. Strandberg
                                                    ----------------------------
                                               Title: Managing Director
                                                     ---------------------------


                                               By: /s/ F. Chace Brundige
                                                  ------------------------------
                                               Name: F. Chace Brundige
                                                    ----------------------------
                                               Title: Vice President
                                                     ---------------------------


                           [Signature page continues]

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                                           SHARED OPPORTUNITY FUND IIB, L.L.C.

                                           By: TCW Asset Management Company,
                                               as its Investment Adviser

                                               By: /s/ Steven F. Strandberg
                                                  ------------------------------
                                               Name: Steven F. Strandberg
                                                    ----------------------------
                                               Title: Managing Director
                                                     ---------------------------


                                               By: /s/ F. Chace Brundige
                                                  ------------------------------
                                               Name: F. Chace Brundige
                                                    ----------------------------
                                               Title: Vice President
                                                     ---------------------------

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                                   SCHEDULE I

                                  (PURCHASERS)

           PURCHASER                                                     NOTES                         WARRANTS
WESTBRIDGE VENTURES, L.P.                                              $6,000,000                       300,000
3 Embarcadero Center, Suite 1120
San Francisco, California 94111

TCW LEVERAGED INCOME TRUST IV, L.P.                                     2,500,000                       112,500
c/o WestBridge Ventures, L.L.C.
3 Embarcadero Center, Suite 1120
San Francisco, California 94111

TCW SHARED OPPORTUNITY FUND III, L.P.                                   1,250,000                        62,500
c/o WestBridge Ventures, L.L.C.
3 Embarcadero Center, Suite 1120
San Francisco, California 94111

SHARED OPPORTUNITY FUND IIB, L.L.C.                                       500,000                        25,000
c/o WestBridge Ventures, L.L.C.
3 Embarcadero Center, Suite 1120
San Francisco, California 94111